U.S. DISTRICT COURT

★ FEB 07 2020 ★

BROOKLYN OFFICE

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

---X

COVENTRY ENTERPRISES, LLC,

Plaintiff,

-against-

BIORESTORATIVE THERAPIES, INC.,

Defendant.

---X

CV 20-00703

Case No.:

ORDER TO SHOW CAUSE

BROWN, J.

SHIELDS, M.J.

Upon the annexed declaration of Jack Bodenstein affirmed under penalties of perjury on February 6, 2020, the Complaint, and the Memorandum of Law and upon all prior pleading and proceedings heretofore had herein,

Let Defendant BIORESTORATIVE THERAPIES, INC. ("BRTX") show cause before Hon. GARY R. BROWN in Courtroom 840 of the Courthouse located at CENTRAL ISLIP on the 13 day of February, 2020 at 1030 or as soon thereafter as counsel can be heard why an order pursuant to Fed. R. Civ. P. Rule 65 and 28 U.S.C. §2201 should not be entered, pending final determination of this action:

i) directing BRTX, and its stock transfer agent, to honor the current and subsequent Reserve Requests and reserve the required shares of stock for Coventry Enterprises, LLC; and

ii) enjoining BRTX from issuing any additional shares of stock except for the purposes of fulfilling Coventry's Reserve Requests or stock conversion requests and until such Reserve Requests are fulfilled; and

iii) enjoining BRTX from reserving authorized shares for any other party until Coventry's Reserve Requests are fulfilled.

Sufficient cause appearing therefor, it is

ORDERED, that pending the hearing of the Plaintiff's application for a preliminary injunction, and to prevent immediate and irreparable injury, loss and damage to the Plaintiff, as alleged in the accompanying declaration and memorandum of law, the Defendant is hereby subject to a TEMPORARY RESTRAINING ORDER as follows:

i) enjoining BRTX from issuing any additional shares of stock except for the purposes of fulfilling Coventry's Reserve Requests or conversion requests and until such Reserve Requests are fulfilled, and

ii) enjoining BRTX from reserving authorized shares for any other party until Coventry's Reserve Requests are fulfilled.; and it is further

ORDERED that service of the Order to Show Cause, together with the papers upon which it is based, by hand to Defendant's CEO ~~and the Summons and Complaint, by personal service or overnight mail to Defendant BRTX at its principal place of business located at 40 Marcus Drive Suite One, Melville, NY 11747,~~ on or before February 11, 2020, be deemed good and sufficient service of all such papers.

Dated: Lake Success, New York
February 11, 2020

ENTER:

GB

U.S.D.J.

ORDERED THAT BRTX WILL TRANSMIT A COPY OF THIS ORDER TO ALL NOTE HOLDERS AS WELL AS THE TRANSFER AGENT. ANY INTERESTED PARTY MAY APPEAR AT THE HEARING ON FEB 11. CORPORATIONS + BUSINESS ENTITIES MAY ONLY APPEAR BY COUNSEL